UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 17, 2024	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

Comtech Telecommunications Corp.

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Amended Credit Agreement

On October 17, 2024, Comtech Telecommunications Corp. (the “Company”) entered into the Waiver and Amendment No. 1 to Credit Agreement (“Amendment No. 1”) with the lenders party thereto, TCW Asset Management Company LLC, as administrative agent (the “Administrative Agent”), and Wingspire Capital LLC (in such capacity, the “Revolving Agent” and, together with the Administrative Agent, the “Agents”) which amends that certain Credit Agreement, dated June 17, 2024, among the Company, the lenders party thereto and the Agents (the “Existing Credit Agreement” and, as amended by Amendment No. 1, the “Amended Credit Agreement”).

Amendment No. 1 waives certain defaults or events of default under the Existing Credit Agreement, including in connection with the Company’s Net Leverage Ratio and Fixed Charge Coverage Ratio covenants for the fourth fiscal quarter.

Amendment No. 1 also amends the Existing Credit Agreement to, amongst other things, (i) increase the interest rate margins applicable to the loans (as described in further detail below), (ii) modify certain financial and collateral reporting requirements, (iii) provide the Agents a consent right with respect to $27.5 million of revolver borrowings above $32.5 million (i.e., the current amount of revolver borrowings outstanding), (iv) permit the incurrence of $25.0 million of senior unsecured subordinated debt (as described in further detail below), (v) amend the maturity date to the earlier of (x) July 31, 2028 or (y) 90 days prior to the earliest date that the debt under the Subordinated Credit Agreement (as defined below) becomes due and payable (the “Senior Credit Facility Maturity Date”) and (vi) suspend financial covenant testing through the end of the fiscal quarter ending January 31, 2025.

Under the Amended Credit Agreement, the interest rate margins that are applicable to the Revolving Loans are increased by 1.00% at each level. Accordingly, the Amended Credit Agreement provides that Revolving Loans comprised of (i) Base Rate Loans shall bear interest at the Base Rate plus an additional margin ranging from 4.75% to 5.25% and (ii) SOFR Loans shall bear interest at the Term SOFR rate plus an additional margin ranging from 5.75% to 6.25%, each depending on the average quarterly revolving loan usage during the applicable determination period. The Amended Credit Agreement provides that the interest rate margins on the Term Loans are 12.00% per annum for Base Rate Loans and 13.00% per annum for SOFR Loans until the first business day of the month following January 31, 2025, when the Company has delivered financial statements demonstrating compliance with the financial covenants under the Amended Credit Agreement. If demonstrated, the interest rate margins revert to the margins provided under the Existing Credit Agreement with respect to Term Loans, specifically, (i) Base Rate Loans shall bear interest at the Base Rate plus an additional margin ranging from 7.50% to 9.00%and (ii) SOFR Loans shall bear interest at the Term SOFR rate plus an additional margin ranging from 8.50% to 10.00%, each depending on the Company’s Net Leverage Ratio during the applicable determination period.

The Subordinated Credit Agreement

On October 17, 2024, the Company entered into a Subordinated Credit Agreement with the existing holders of the Company’s convertible preferred stock and U.S. Bank Trust Company, National Association, as agent (the “Subordinated Credit Agreement” and, together with the Amended Credit Agreement, the “Credit Agreements”).

The Subordinated Credit Agreement provides a subordinated unsecured term loan facility in the aggregate principal amount of $25.0 million (the “Subordinated Credit Facility”). The proceeds of the Subordinated Credit Facility will (i) cure the Company’s default on certain financial covenants under the Amended Credit Agreement with respect to the fourth quarter of fiscal 2024, (ii) provide additional liquidity to the Company and (iii) fund general working capital needs, including support of the Company’s transformation initiatives.

The Subordinated Credit Agreement is subject to a Make-Whole Amount with respect to certain repayments or prepayments. The Make-Whole Amount is an amount equal to (i) from the closing date through (but not including) the date that is 9 months thereafter, $25.0 million multiplied by 33.0%, (ii) from the date that is 9 months after the closing date through (but not including) the date that is the second anniversary of the closing date, $25.0 million multiplied by 50.0%, (iii) from the second anniversary of the closing date and thereafter, $25.0 million multiplied by 75.0% plus, in the case of clause (iii), interest accrued on $25.0 million at the Make-Whole Interest Rate (as defined below) starting on the second anniversary of the closing date and calculated as of any such date of determination. The Make-Whole Interest Rate is a rate equal to 16.0% per annum, which is increased by 2.0% per annum upon the occurrence and during the continuation of an event of default under the Subordinated Credit Agreement.

The obligations under the Subordinated Credit Facility are guaranteed by the same guarantors under the Amended Credit Agreement. The Subordinated Credit Facility matures 90 days after the Senior Credit Facility Maturity Date under the Amended Credit Agreement.

The Subordinated Credit Agreement contains customary representations, warranties and affirmative covenants, in each case substantially consistent with the representations and warranties and affirmative covenants under the Amended Credit Agreement. The Subordinated Credit Agreement contains customary negative covenants, subject to negotiated exceptions, including but not limited to: (i) liens, (ii) investments, (iii) indebtedness, (iv) significant corporate changes, including mergers and acquisitions, (v) dispositions, (vi) restricted payments, including stockholder dividends, and (vii) certain other restrictive agreements.

Terms used, but not defined, in this Form 8-K have the meanings set forth in the Amended Credit Agreement or the Subordinated Credit Agreement, as applicable. The foregoing descriptions of the Credit Agreements are not complete and are qualified in their entirety by the actual terms of the Credit Agreements, copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Changes to Convertible Preferred Stock

In connection with the Credit Agreements, on October 17, 2024, the Company and certain affiliates and related funds of Magnetar Capital LLC and White Hat Capital Partners LP (collectively, the “Investors”) agreed to change certain terms of the Company’s Series B-1 Convertible Preferred Stock, par value $0.10 per share (the “Series B-1 Convertible Preferred Stock”). The changes (i) altered the date on which preferred holders can opt to have the Company repurchase their Series B-2 Convertible Preferred Shares (as defined below) in certain circumstances, (ii) provided for increases to the dividend rate in certain circumstances and provided for an option for the preferred holders to elect to receive dividends in cash (to the extent permitted by law), and (iii) clarified the preferred holders’ existing consent rights, among other things. White Hat Capital Partners LP, one of the Investors, is affiliated with Mark Quinlan, a member and Chairman of the Company’s Board of Directors.

To effect the changes described above, the Company and the Investors entered into a Subscription and Exchange Agreement (the “Subscription and Exchange Agreement”), pursuant to which the Investors (i) exchanged (the “Exchange”), in a transaction exempt from registration under the Securities Act of 1933, as amended, all of the 171,827.05 shares of Series B-1 Convertible Preferred Stock, par value $0.10 per share, outstanding for 171,827.05 shares of the Company’s newly issued Series B-2 Convertible Preferred Stock, par value $0.10 per share, with an initial liquidation preference of $1,067.87 per share (the per share liquidation preference of the Series B-1 Convertible Preferred Stock as of the date of issuance), and (ii) received 3,436.53 additional shares of Series B-2 Convertible Preferred Stock (collectively, the “Series B-2 Convertible Preferred Stock”). The Company will not receive any cash proceeds from the exchange and issuance of Series B-2 Convertible Preferred Stock.

In connection with the closing of the Exchange, the Company entered into Voting Agreements, substantially consistent with existing agreements, with each of the Investors (together, the “Voting Agreements”), pursuant to which the Investors agreed, among other things, subject to the qualifications and exceptions set forth in the Voting Agreements, to vote their shares of Series B-2 Convertible Preferred Stock or shares issued upon conversion of the Series B-2 Convertible Preferred Stock that exceed, in the case of Magnetar, 16.50% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power as of January 22, 2024, in the same proportion as the vote of all holders (excluding the Investors) of the Series B-2 Convertible Preferred Stock or the Company’s common stock, par value $0.10 per share (the “Common Stock”), as applicable. In connection with the Issuance, the existing voting agreements, each dated as of June 17, 2024, by and between the Company and the Investors party thereto (collectively, the “Prior Voting Agreements”), were terminated.

In connection with the closing of the Exchange, the Company also entered into a Registration Rights Agreement, substantially consistent with existing agreements, with the Investors, pursuant to which the Company granted the Investors certain customary registration rights with respect to shares of Series B-2 Convertible Preferred Stock and Common Stock issued and issuable upon conversion of Series B-2 Convertible Preferred Stock and upon exercise of Warrants issued in substitution for the Series B-2 Convertible Preferred Stock in certain circumstances (described below).

The foregoing description of the Subscription and Exchange Agreement, Voting Agreements and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription and Exchange Agreement, form of Voting Agreement and Registration Rights Agreement, which are attached hereto as Exhibit 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

In connection with the Exchange, the Company issued an aggregate of 175,263.58 shares of Series B-2 Convertible Preferred Stock to the Investors pursuant to the Certificate of Designations of the Series B-2 Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware on October 17, 2024 in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Except for the changes described above, the powers, preferences and rights of the Series B-2 Convertible Preferred Stock are substantially the same as those of the Series B-1 Convertible Preferred Stock, including, without limitation, that the shares of Series B-2 Convertible Preferred Stock are convertible into shares of Common Stock at a conversion price of $7.99 per share of Common Stock (the same as the conversion price of the Series B-1 Convertible Preferred Stock, and subject to the same adjustments).

The foregoing description of the Series B-2 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Series B-2 Convertible Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Like the Series B-1 Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock will provide for repurchase of the Series B-2 Convertible Preferred Stock at the Company’s option or the holders’ options upon the occurrence of specified asset sales. Upon the occurrence of such repurchases by an Investor or the Company, the Company will issue to each Investor whose shares of Series B-2 Convertible Preferred Stock were repurchased a warrant to purchase Common Stock (a “Warrant”). A Warrant will represent the right to acquire Common Stock, as further described in the Subscription and Exchange Agreement, for a term of five years and six months from the issuance of such Warrant, in the amount of (x) the aggregate Liquidation Preference of shares of Series B-2 Convertible Preferred Stock purchased by the Company divided by (y) the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, subject to adjustments set forth in the Warrant, and with an initial exercise price equal to the Conversion Price as of such Optional Repurchase Date or the Optional Call Date, as applicable, in each case, subject to adjustments substantially similar to the Series B-2 Convertible Preferred Stock. Capitalized terms used but not defined in this paragraph shall have the meanings ascribed to them in the Subscription and Exchange Agreement.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the form of the Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Following completion of the Exchange and promptly after the related cancellation of all the outstanding shares of Series B-1 Convertible Preferred Stock, the Company will file a Certificate of Elimination of Series B-1 Convertible Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of Delaware as part of the Company’s Certificate of Incorporation in accordance with the DGCL.

The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the form of Certificate of Elimination which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by Item 1.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

In connection with the transactions described above, the Company issued a press release which provided information regarding the Company’s results of operations and financial condition as of and for the period ended July 31, 2024.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02 (including the exhibit hereto) shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by Item 3.02 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure required by Item 3.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by Item 5.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

In the press release described above, the Company also announced a strategy to transform the Company into a pure play satellite and space communications company.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 (including the exhibits hereto) shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designations designating the Series B-2 Convertible Preferred Stock
3.2	Form of Certificate of Elimination eliminating the Series B-1 Convertible Preferred Stock
4.1	Form of Warrant Agreement
10.1	Waiver and Amendment No. 1 to Credit Agreement, dated as of October 17, 2024, by and among Comtech Telecommunications Corp., as borrower, the lenders named therein, TCW Asset Management Company LLC, as term loan agent, and Wingspire Capital LLC, as revolving agent
10.2	Subordinated Credit Agreement, dated as of October 17, 2024, by and among Comtech Telecommunications Corp., as borrower, the lenders named therein, and U.S. Bank Trust Company, National Association, as agent
10.3	Subscription and Exchange Agreement, dated as of October 17, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
10.4	Form of Voting Agreement
10.5	Registration Rights Agreement, dated as of October 17, 2024, by and among Comtech Telecommunications Corp. and the Investors named therein
99.1	Press Release issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2024

COMTECH TELECOMMUNICATIONS CORP.

By:	/s/ Michael A. Bondi
	Name:	Michael A Bondi
	Title:	Chief Financial Officer